Exhibit 99.1
ICU MEDICAL, INC. ANNOUNCES TIME OF FOURTH QUARTER AND YEAR-END 2011 EARNINGS CALL

SAN CLEMENTE, Calif., January 19, 2012 - ICU Medical, Inc., (NASDAQ:ICUI), ICU Medical, Inc., a leader in the development, manufacture and sale of innovative medical devices used in I.V. therapy, oncology and critical care applications, today announced the time of its fourth quarter and year-end 2011 earnings release conference call.
The Company will release its fourth quarter and year-end 2011 results at approximately 4:00 p.m. EST (1:00 p.m. PST) and will be conducting a conference call concerning those results at 4:30 p.m. EST (1:30 p.m. PST) on Monday, January 30, 2012. The call can be accessed at 800-936-9761, international 408-774-4587, conference ID 42498026 or by replay at 855-859-2056, international 404-537-3406, conference ID 42498026. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.
About ICU Medical, Inc.
ICU Medical, Inc. develops, manufactures and sells innovative medical technologies used in vascular therapy, oncology, and critical care applications. ICU Medical's products improve patient outcomes by helping prevent bloodstream infections and protecting healthcare workers from exposure to infectious diseases or hazardous drugs. The company's complete product line includes custom I.V. systems, closed delivery systems for hazardous drugs, needlefree I.V. connectors, catheters and cardiac monitoring systems. ICU Medical is headquartered in San Clemente, California. For more information, visit the Company's website at www.icumed.com.

Contact:

ICU Medical, Inc.
Scott E. Lamb, Chief Financial Officer
(949) 366-2183

ICR, LLC
John F. Mills, Senior Managing Director
(310) 954-1105